Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Q1 Results Driven by Triple Digit Growth in Cloud Infrastructure Revenues

•
Q1 GAAP Earnings per Share up 55% in USD and up 54% in constant currency to $1.56, non-GAAP Earnings per Share up 30% in USD and constant currency to $1.92.
•
Record Q1 Total Revenues up 30% in USD and constant currency to $19.3 billion.
•
Record Q1 Total Cloud Revenues up 62% in USD & up 61% in constant currency to $11.6 billion.
o
Q1 Cloud Infra (IaaS) Revenue up 121% in USD & up 120% in constant currency to $7.4 billion.
o
Q1 Cloud Apps (SaaS) Revenue up 10% in USD and constant currency to $4.2 billion.
•
Remaining Performance Obligations or RPO up $209 billion year-over-year to $664 billion

AUSTIN, Texas, September 10, 2026 -- Oracle Corporation (NYSE: ORCL) today announced Q1 FY27 results with strong revenue growth. Total quarterly revenues increased 30% to $19.3 billion, reflecting strong execution in our infrastructure business, with the delivery of 850MW additional datacenter capacity. Cloud revenues (IaaS + SaaS) increased 62% to $11.6 billion, driven by 121% growth in Cloud Infrastructure (IaaS), and 10% growth in Cloud Applications (SaaS). Software revenues were down 3% to $5.5 billion, reflecting our customers’ continuing migration from on-premises software to the Cloud. Services revenues were $1.4 billion, up 5%, and Hardware revenues were $0.8 billion, up 15%.

Oracle generated Q1 GAAP operating income of $6.7 billion, up 57%, while non-GAAP operating income rose to $8.2 billion, up 31%, driven by continued broad-based demand in Cloud Infrastructure and Cloud Applications. GAAP net income available to common shareholders reached $4.7 billion, up 60%, and non-GAAP net income available to common shareholders grew to $5.8 billion, up 34%. Q1 GAAP earnings per share increased to $1.56, up 55%, and non-GAAP earnings per share climbed to $1.92, up 30%.

Oracle’s strong operating income translated to a record Q1 operating cash flow of $23 billion, up 184%. Free cash flow was negative $5 billion for Q1 as Oracle continued to execute on investments to support the growth of its Cloud Infrastructure business.

Remaining Performance Obligations

Customer demand for AI Cloud Training and Inferencing Services continues to grow faster than supply. Oracle booked more than $30 billion of additional AI cloud contracts in Q1 increasing its RPO to $664 billion. Based on the structuring of those new contracts, the Company confirms there is no incremental impact on its plans to raise capital. Since the end of Q4, Oracle also delivered more than 300,000 GPUs to its AI Cloud customers and almost triple the capacity delivered in Q4 FY26.

Capital Investment Program and Capital Funding

During Q1 FY 2027, Oracle successfully completed the sale of $20 billion of common stock (before commissions) through an At-the-Market (ATM) equity program, as part of its previously disclosed capital investment program.

Guidance for Q2 FY 2027

Oracle is providing the following forward-looking guidance for Q2 FY 2027:

•
Total revenues are expected to grow between 30% and 34% in constant currency and USD.
•
Total Cloud revenue is expected to grow between 64% and 70% in constant currency and between 65% and 71% in USD.
•
Non-GAAP earnings per share is expected to be between $1.83 and $1.91 in constant currency and between $1.85 and $1.93 in USD, which represents growth of 19% to 23% in constant currency and 21% to 25% in USD excluding a one-time gain from Q2 FY20261.

Guidance for Full FY 2027

For fiscal year 2027, we now expect total revenue to be at least $90 billion, and non-GAAP EPS to be at $8.10.

New Oracle AI Data Platform Automatically Generates Enterprise Ontology

Virtually all of Oracle’s enterprise customers want to use AI to reason on their private data and to use AI agents to automate their business processes. To do this efficiently, customers must first precisely describe the semantic details of their private data and business processes in an Enterprise Ontology (a model defining the core concepts, relationships and rules of the business). Palantir pioneered the use of AI on private enterprise data by carefully crafting Enterprise Ontologies for each of their customers. The new Oracle AI Data Platform fully automates the creation of Enterprise Ontologies—making it inexpensive, easy and fast and for any enterprise to use the most advanced AI models to reason on their private data and automate their business processes.

New 100% Agentic AI Health Care Management System for Hospitals and Clinics

Oracle’s AI Health Care Management and Electronic Health Records system is an all-new 100% Agentic system made up of a collection of AI agents for every medical specialty from General Medicine to Oncology to Radiology. These specialized AI agents assist medical professionals in diagnosing and treating their patients—leading to better quality of care and better outcomes. AI is on the brink of making quality healthcare accessible to more people throughout the world.

Common Stock Quarterly Dividend

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 9, 2026, with a payment date of October 23, 2026.

Footnote

1 – Q2 FY26 results included a one-time net investment gain from the sale of Oracle's interest in Ampere. Including the investment gain, Q2 FY27 non-GAAP earnings per share is expected to decline between -19% and -15% in constant currency and decline between -18% and -14% in USD.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including statements regarding the anticipated benefits and future use cases for AI, expected future revenues, cloud revenue growth, earnings per share, and future dividend payments are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our AI products not operating as anticipated; our ability to successfully execute our Oracle Cloud strategy; our ability to anticipate, plan for, secure and manage datacenter capacity; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components such as graphic processing units; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions, joint ventures and strategic alliances; business volatility and risks associated with government contracting; economic, political and market conditions, including tariffs and trade wars; information technology system failures, privacy and data security concerns; cybersecurity breaches; disruptions from our period workforce restructurings; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations, including healthcare regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 10, 2026. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2026	% of Revenues	2025	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$11,607	60%	$7,186	48%	62%	61%
Software	5,550	29%	5,721	38%	(3%)	(3%)
Hardware	774	4%	670	5%	15%	16%
Services	1,414	7%	1,349	9%	5%	5%
Total revenues	19,345	100%	14,926	100%	30%	30%
OPERATING EXPENSES
Cloud and software	6,400	33%	3,607	24%	77%	78%
Hardware	281	2%	178	1%	58%	57%
Services	1,052	5%	1,099	7%	(4%)	(4%)
Sales and marketing	1,811	9%	2,063	14%	(12%)	(12%)
Research and development	2,401	12%	2,491	17%	(4%)	(3%)
General and administrative	376	2%	376	2%	0%	0%
Amortization of intangible assets	202	1%	420	3%	(52%)	(52%)
Restructuring and other	94	1%	415	3%	(77%)	(77%)
Total operating expenses	12,617	65%	10,649	71%	18%	19%
OPERATING INCOME	6,728	35%	4,277	29%	57%	57%
Interest expense	(1,428)	(8%)	(923)	(6%)	55%	55%
Non-operating income, net	307	2%	73	0%	323%	331%
INCOME BEFORE INCOME TAXES	5,607	29%	3,427	23%	64%	63%
Provision for income taxes (2)	847	4%	500	3%	69%	69%
NET INCOME	$4,760	25%	$2,927	20%	63%	62%
Preferred stock dividends	81		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,679		$2,927
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$1.58		$1.04
Diluted	$1.56		$1.01
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,966		2,826
Diluted	3,000		2,909

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2026, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2026 compared with the corresponding prior year period decreased our total operating expenses by 1 percentage point.
(2)
Provision for income taxes for the first quarter of fiscal 2026 includes the impact of the U.S. One, Big, Beautiful Bill Act, which was signed into law on July 4, 2025.

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2026 GAAP	Adj.	2026 Non-GAAP	2025 GAAP	Adj.	2025 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$19,345	$—	$19,345	$14,926	$—	$14,926	30%	30%	30%	30%
TOTAL OPERATING EXPENSES	$12,617	$(1,423)	$11,194	$10,649	$(1,959)	$8,690	18%	29%	19%	29%
Stock-based compensation (3)	1,127	(1,127)	—	1,124	(1,124)	—	0%	*	0%	*
Amortization of intangible assets (4)	202	(202)	—	420	(420)	—	(52%)	*	(52%)	*
Restructuring and other	94	(94)	—	415	(415)	—	(77%)	*	(77%)	*
OPERATING INCOME	$6,728	$1,423	$8,151	$4,277	$1,959	$6,236	57%	31%	57%	31%
OPERATING MARGIN %	35%		42%	29%		42%	612 bp.	35 bp.	597 bp.	27 bp.
INCOME TAX EFFECTS (5)	$847	$344	$1,191	$500	$603	$1,103	69%	8%	69%	8%
NET INCOME	$4,760	$1,079	$5,839	$2,927	$1,356	$4,283	63%	36%	62%	36%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,679	$1,079	$5,758	$2,927	$1,356	$4,283	60%	34%	59%	34%
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1.56		$1.92	$1.01		$1.47	55%	30%	54%	30%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,000	—	3,000	2,909	—	2,909	3%	3%	3%	3%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2026, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2026			Three Months Ended August 31, 2025
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$134	$(134)	$—	$156	$(156)	$—
Hardware	6	(6)	—	7	(7)	—
Services	51	(51)	—	49	(49)	—
Sales and marketing	171	(171)	—	177	(177)	—
Research and development	667	(667)	—	647	(647)	—
General and administrative	98	(98)	—	88	(88)	—
Total stock-based compensation	$1,127	$(1,127)	$—	$1,124	$(1,124)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of August 31, 2026 was as follows:

Remainder of fiscal 2027	$529
Fiscal 2028	694
Fiscal 2029	620
Fiscal 2030	582
Fiscal 2031	377
Fiscal 2032	182
Thereafter	43
Total intangible assets, net	$3,027

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 15.1% and 14.6% in the first quarter of fiscal 2027 and 2026, respectively, and an effective non-GAAP tax rate of 16.9% and 20.5% in the first quarter of fiscal 2027 and 2026, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first quarters of fiscal 2027 and 2026 was primarily due to the net tax effects related to stock-based compensation expense, amortization of intangible assets and restructuring and other expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure; and, for the first quarter of fiscal 2026, also due to the impact of the U.S. One, Big, Beautiful Bill Act (refer to Appendix A for additional information).

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2026	May 31, 2026
ASSETS
Current Assets:
Cash and cash equivalents	$36,369	$31,289
Marketable securities	708	605
Trade receivables, net	11,394	10,385
Prepaid expenses and other current assets	7,159	4,288
Total Current Assets	55,630	46,567
Non-Current Assets:
Property, plant and equipment, net	127,845	99,957
Operating lease right-of-use assets	33,967	29,690
Goodwill	62,267	62,261
Deferred tax assets	11,625	11,541
Other non-current assets	11,925	11,743
Total Non-Current Assets	247,629	215,192
TOTAL ASSETS	$303,259	$261,759
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$7,625	$7,199
Accounts payable	11,063	10,977
Accrued compensation and related benefits	1,760	2,225
Deferred revenues	14,686	9,916
Other current liabilities	12,380	11,447
Total Current Liabilities	47,514	41,764
Non-Current Liabilities:
Notes payable and other borrowings, non-current	117,712	122,342
Income taxes payable	12,060	11,771
Operating lease liabilities	30,594	26,648
Other non-current liabilities	28,183	16,178
Total Non-Current Liabilities	188,549	176,939
Stockholders’ Equity	67,196	43,056
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$303,259	$261,759

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2026	2025
Cash Flows From Operating Activities:
Net income	$4,760	$2,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,156	1,351
Amortization of intangible assets	202	420
Deferred income taxes	(73)	515
Stock-based compensation	1,127	1,124
Other, net	(4)	164
Changes in operating assets and liabilities:
Increase in trade receivables, net	(1,009)	(245)
Decrease in prepaid expenses and other assets	114	59
Decrease in accounts payable and other liabilities	(1,076)	(334)
Increase (decrease) in income taxes payable	546	(391)
Increase in deferred revenues from customer prepayments with significant financing component	11,363	—
Increase in other deferred revenues	3,997	2,550
Net cash provided by operating activities	23,103	8,140
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(306)	(471)
Proceeds from sales and maturities of marketable securities and other investments	225	255
Capital expenditures	(28,499)	(8,502)
Net cash used for investing activities	(28,580)	(8,718)
Cash Flows From Financing Activities:
Proceeds from issuances of common stock via at-the-market program, net of issuance costs	19,909	—
Net proceeds from employee stock programs	41	1,153
Payments of dividends to stockholders	(1,565)	(1,413)
Repayments of commercial paper, net	—	(238)
(Repayments of) proceeds from short-term financing related to capital expenditures, net	(830)	1,958
Repayments of senior notes, term loan credit agreements and other borrowings	(4,202)	(1,052)
Other financing activities, net	(242)	(198)
Net cash provided by financing activities	13,111	210
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11	27
Net increase (decrease) in cash, cash equivalents and restricted cash	7,645	(341)
Cash, cash equivalents and restricted cash at beginning of period	31,289	10,786
Cash, cash equivalents and restricted cash at end of period	$38,934	$10,445

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

FREE CASH FLOW (1)

($ in millions)

	Fiscal 2026					Fiscal 2027
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

GAAP Operating Cash Flow	$8,140	$2,066	$7,151	$14,620	$31,977	$23,103				$23,103

Capital Expenditures	(8,502)	(12,033)	(18,635)	(16,493)	(55,663)	(28,499)				(28,499)

Free Cash Flow	$(362)	$(9,967)	$(11,484)	$(1,873)	$(23,686)	$(5,396)				$(5,396)

Operating Cash Flow % Growth over prior year	10%	58%	21%	137%	54%	184%				184%

GAAP Net Income	$2,927	$6,135	$3,721	$4,304	$17,087	$4,760				$4,760

Operating Cash Flow as a % of Net Income	278%	34%	192%	340%	187%	485%				485%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

NET CASH OUTLAY FOR CAPITAL EXPENDITURES (1)

($ in millions)

	Fiscal 2026					Fiscal 2027
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

Capital Expenditures	$8,502	$12,033	$18,635	$16,493	$55,663	$28,499				$28,499

Less: Other Short-Term Financing Cash Flow Related to Capital Expenditures (2)	(1,958)	760	(1,469)	(678)	(3,345)	830				830

Less: Customer Prepayments with Significant Financing Component for Capital Expenditures (3)	—	—	—	(4,592)	(4,592)	(11,363)				(11,363)

Net Cash Outlay for Capital Expenditures	$6,544	$12,793	$17,166	$11,223	$47,726	$17,966				$17,966

(1)
To supplement our cash flow for capital expenditures presented in our statements of cash flows in accordance with GAAP, we provide net cash outlay for capital expenditures. Net cash outlay for capital expenditures is defined as capital expenditures, less (1) other short-term financing cash flow related to capital expenditures and (2) customer prepayments with significant financing component for capital expenditures. We believe this supplemental presentation of net cash outlay for capital expenditures is useful because it provides additional information about the cash requirement for funding of our capital expenditures and is used by management when forecasting expected capital expenditures.
(2)
Represents other short-term financing cash flows related to capital expenditures as reported in cash flows from financing activities in our statements of cash flows. We use third-party manufacturing partners to produce most of our cloud infrastructure assets and in some cases supply them with components purchased directly from suppliers. Certain of these arrangements result in a portion of the cash received from and paid to third-party manufacturers presented within financing activities in our statements of cash flows.
(3)
Represents customer prepayments with significant financing component as reported in cash flows from operating activities in our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2026					Fiscal 2027
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud	$7,186	$7,977	$8,914	$9,913	$33,989	$11,607				$11,607
Software license	766	939	1,150	1,881	4,737	655				655
Software support	4,955	4,938	4,969	4,943	19,804	4,895				4,895
Software	5,721	5,877	6,119	6,824	24,541	5,550				5,550
Hardware	670	776	714	924	3,084	774				774
Services	1,349	1,428	1,443	1,523	5,743	1,414				1,414
Total revenues	$14,926	$16,058	$17,190	$19,184	$67,357	$19,345				$19,345
AS REPORTED REVENUE GROWTH RATES
Cloud	28%	34%	44%	47%	39%	62%				62%
Software license	(12%)	(21%)	2%	(6%)	(9%)	(15%)				(15%)
Software support	1%	1%	4%	0%	1%	(1%)				(1%)
Software	(1%)	(3%)	3%	(2%)	(1%)	(3%)				(3%)
Hardware	2%	7%	2%	9%	5%	15%				15%
Services	7%	7%	12%	13%	10%	5%				5%
Total revenues	12%	14%	22%	21%	17%	30%				30%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud	27%	33%	41%	46%	37%	61%				61%
Software license	(13%)	(23%)	(2%)	(6%)	(10%)	(14%)				(14%)
Software support	(1%)	0%	0%	(1%)	(1%)	(1%)				(1%)
Software	(2%)	(5%)	(1%)	(3%)	(3%)	(3%)				(3%)
Hardware	1%	5%	(2%)	7%	3%	16%				16%
Services	5%	6%	8%	12%	8%	5%				5%
Total revenues	11%	13%	18%	20%	16%	30%				30%
CLOUD REVENUES BY OFFERINGS
Cloud applications	$3,839	$3,898	$4,026	$4,126	$15,888	$4,219				$4,219
Cloud infrastructure	3,347	4,079	4,888	5,787	18,101	7,388				7,388
Total cloud revenues	$7,186	$7,977	$8,914	$9,913	$33,989	$11,607				$11,607
AS REPORTED REVENUE GROWTH RATES
Cloud applications	11%	11%	13%	10%	11%	10%				10%
Cloud infrastructure	55%	68%	84%	93%	77%	121%				121%
Total cloud revenues	28%	34%	44%	47%	39%	62%				62%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud applications	10%	11%	11%	9%	10%	10%				10%
Cloud infrastructure	54%	66%	81%	92%	75%	120%				120%
Total cloud revenues	27%	33%	41%	46%	37%	61%				61%
GEOGRAPHIC REVENUES
Americas	$9,662	$10,467	$11,361	$12,988	$44,478	$13,711				$13,711
Europe/Middle East/Africa	3,481	3,760	3,964	4,093	15,297	3,726				3,726
Asia Pacific	1,783	1,831	1,865	2,103	7,582	1,908				1,908
Total revenues	$14,926	$16,058	$17,190	$19,184	$67,357	$19,345				$19,345

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2026 and 2025 for the fiscal 2027 and fiscal 2026 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2027 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain significant expenses including stock-based compensation, expenses related to acquisitions, restructuring and certain other operating expenses, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. One, Big, Beautiful Bill Act:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Restructuring and other expenses: We have excluded the effect of restructuring and other expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our restructuring activities and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring and other expenses consist of employee severance costs and other exit costs related to our restructuring activities, certain asset impairment charges and certain other operating items, net. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

• Impact of the U.S. One, Big, Beautiful Bill Act (OBBBA): OBBBA was signed into law on July 4, 2025. We recorded a net tax expense of $958 million during the first quarter of fiscal 2026, primarily related to the remeasurement of a deferred tax liability previously recorded during fiscal 2021, as part of the partial realignment of our legal entity structure. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures in the first quarter of fiscal 2026. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.